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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -1-


FOR IMMEDIATE RELEASE

Contact:  Investors:

          Glenn Sblendorio
          Chief Financial Officer
          (212) 997-9241 or

          gsblendorio@eyetk.com

          Media:

          Mark Vincent, Vice President of Euro RSCG Life NRP, (212) 845-4239 or mark.vincent@eurorscg.com



                          EYETECH PHARMACEUTICALS, INC.

           REPORTS FOURTH QUARTER AND YEAR END 2003 FINANCIAL RESULTS

              - INITIAL PUBLIC OFFERING COMPLETED IN FEBRUARY 2004-

NEW YORK, NY - FEBRUARY 24, 2004 - Eyetech Pharmaceuticals, Inc. (Nasdaq: EYET), a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye, today reported its consolidated financial results for the three months and the year ended December 31, 2003.

Commenting on Eyetech's achievements during 2003, Chief Executive Officer, David
R. Guyer, M.D. stated, "Our activities during 2003 brought us closer to our goal of commercializing Macugen as a treatment for the wet form of age-related macular degeneration, a debilitating disease that is the leading cause of severe vision loss and blindness in patients over the age of 50 in the developed world. We reported successful results from the first year of our Phase II/III pivotal clinical trials for the use of Macugen in the treatment of wet AMD, in which the
0.3 mg dose met the primary clinical endpoint. Based on these results, we plan to prepare and file an NDA with the FDA in the third quarter of 2004 seeking marketing approval for the 0.3 mg dose
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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -2-


of Macugen(TM) for the treatment of all three subtypes of wet AMD. Our achievements in 2003 culminated in our initial public offering, which we completed on February 4, 2004, raising net proceeds, after deducting underwriting discounts and commissions, but before deducting offering expenses, of approximately $146 million. We view the successful completion of our IPO as an endorsement of our progress to date and as an endorsement of our mission to develop and commercialize novel therapeutics to treat diseases of the eye."

2003 FINANCIAL RESULTS

Revenue in the fourth quarter of 2003 and for the year ended December 31, 2003 was $10,518,000 and $41,419,000, respectively. These revenues were derived from the reimbursement of development costs and from the amortization of the initial non-refundable, up-front license payment that the company received from Pfizer Inc. in connection with its collaboration with Pfizer. 2003 was the first year in which the company generated revenue.

For the fourth quarter of 2003, net loss attributable to common stockholders was $14,264,000, compared to $15,747,000 for the same period in 2002. Basic and diluted net loss per common share was $3.50 in the fourth quarter of 2003, compared to $4.22 for the same period in 2002. Pro forma basic and diluted loss per common share was $0.49 in the fourth quarter of 2003, compared to $0.63 for the same period of 2002. The pro forma basic and diluted loss per share gives effect to the automatic conversion of the company's outstanding convertible preferred stock in to 25,079,628 shares of common stock upon completion of the initial public offering.

For the year ended December 31, 2003, net loss attributable to common stockholders was $49,860,000 compared to $48,270,000 for 2002. Basic and diluted net loss per common share was $12.62 for the year ended December 31, 2003, compared to $13.06 for 2002. Pro forma basic and diluted loss per share was $1.77 for the year ended December 31, 2003, compared to $2.40 for 2002. The pro forma basic and diluted loss per share gives effect to the automatic conversion of the company's outstanding convertible preferred stock in to 24,143,684 shares of common stock upon completion of the initial public offering.
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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -3-


At December 31, 2003, Eyetech had cash, cash equivalents and marketable securities of approximately $131,374,000, an increase of $62,223,000 from approximately $69,151,000 at December 31, 2002. This does not include the proceeds of the initial public offering.

2003 HIGHLIGHTS

Commenting on Eyetech's progress during 2003, Chief Executive Officer David R Guyer M.D, stated, "The past year was one of significant accomplishments for Eyetech Pharmaceuticals." Highlights for the year included the following:

o In February, Eyetech started its collaboration with Pfizer to develop, manufacture and commercialize Macugen(TM) for the prevention and treatment of diseases of the eye and related conditions. Under the collaboration arrangements, Eyetech and Pfizer will co-promote Macugen(TM) in the United States and will share in the profits and losses from Macugen sales. Outside the United States, Pfizer has the exclusive right to commercialize Macugen(TM) and will pay Eyetech a royalty. In February 2003, Pfizer paid Eyetech $100 million, consisting of a $75 million up-front license fee and $25 million equity investment. Pfizer made an additional $10 million equity investment upon completion of the company's initial public offering in February 2004. Pfizer's additional financial obligations to Eyetech include an equity investment of up to an additional $15 million, payments of up to $195.5 million based on regulatory milestones and payments of up to $450 million based on sales milestones. In addition to the terms above, Pfizer will pay a majority of the on-going development costs

o In July, Eyetech completed enrollment for its Phase II diabetic macular edema clinical trial.

o In August, Eyetech completed the first year of its Phase II/III pivotal clinical trials for the use of Macugen(TM) in the treatment of the wet form of age-related macular degeneration .

o In November, data from the first year of the company's Phase II/III pivotal wet AMD clinical trials was presented at the annual American Academy of Ophthalmology meeting. In its two separate, but substantially similar, North American and international clinical trials, the primary clinical endpoint was achieved with statistical significance with a 0.3 mg dose of
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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -4-


         Macugen(TM). This was the lowest dose that was tested in the trials. In addition, the combined trial data demonstrate that Macugen(TM) was beneficial for all three subtypes of wet AMD.

CONFERENCE CALL AND WEBCAST INFORMATION

Eyetech's senior management will host a conference call on Tuesday, February 24, 2004 beginning at 8:30 a.m., New York time, to discuss the results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing 800-473-6123 (in the United States) or 973-582-2706 (internationally). A playback of the call will be available through March 2, 2004 by dialing 877-519-4471, reservation number 4513400 (in the United States), or 973-341-3080, reservation number 4513400 (internationally). To access the call by live webcast, please log on to the Investor Relations section of our website at www.eyetech.com. An archived version of the webcast will be available at the same location through March 2, 2004.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available on the Investor Relations page of Eyetech's website as soon as practical after the conclusion of the conference call.

ABOUT EYETECH

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye, particularly the retina. Eyetech's most advanced product candidate is Macugen(TM) (pegaptanib sodium), which is being developed for the treatment of the wet form of age-related macular degeneration and for the treatment of diabetic macular edema.
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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -5-


SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of Macugen(TM), which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen(TM) and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen(TM) ; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of the final prospectus relating to our initial public offering, filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.
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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -6-

EYETECH PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(All amounts in thousands, except per share amounts)
(Unaudited)


                                    Three Months Ended         Year Ended
                                       December 31,            December 31,
                                   --------------------    --------------------
                                     2002        2003        2002        2003
                                   --------    --------    --------    --------
Collaboration revenue ..........   $   --      $ 10,518    $   --      $ 41,419

Costs and expenses:

  Research and development .....     13,060      18,702      39,663      70,932

  Sales and marketing ..........       --         1,772        --         4,598

  General and administrative ...      1,632       2,044       5,287       6,823
                                   --------    --------    --------    --------

    Total costs and expenses ...     14,692      22,518      44,950      82,353

Operating loss .................    (14,692)    (12,000)    (44,950)    (40,934)

  Interest income, net .........        596         400       1,777       1,923
                                   --------    --------    --------    --------

Loss before income taxes .......    (14,096)    (11,600)    (43,173)    (39,011)

  Provision for income taxes ...       --          (297)       --        (1,688)
                                   --------    --------    --------    --------

Net loss .......................    (14,096)    (11,897)    (43,173)    (40,699)

  Preferred stock accretion ....     (1,651)     (2,367)     (5,096)     (9,161)
                                   --------    --------    --------    --------

Net loss attributable to
  common stockholders ..........   $(15,747)   $(14,264)   $(48,270)   $(49,860)
                                   ========    ========    ========    ========


Basic and diluted net loss
  per common share .............   $  (4.22)   $  (3.50)   $ (13.06)   $ (12.62)

Weighted average common
  shares outstanding ...........      3,737       4,080       3,697       3,950

Pro forma basic and diluted
  net loss per common share ....   $  (0.63)   $  (0.49)   $  (2.40)   $  (1.77)

Pro forma weighted average
  common shares outstanding ....     25,130      29,160      20,124      28,094


Each outstanding share of preferred stock of the Company automatically converted into one share of common stock upon completion of the Company's initial public offering. Accordingly, pro forma basic and diluted net loss per common share has been calculated assuming the preferred stock was converted as of the original date of issuance of the preferred stock. Pro forma common shares outstanding for the quarter ending December 31, 2003 of 29,160,049 is based on the conversion of 25,079,628 shares of our convertible preferred stock on a weighted average basis as of December 31, 2003. Pro forma common shares outstanding for the year ending December 31, 2003 of 28,094,165 is based on the conversion of 24,143,684 shares of our convertible preferred stock on a weighted average basis as of December 31, 2003.
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EYETECH PHARMACEUTICALS, INC. Reports Fourth Quarter 2003 Results    Page -7-


EYETECH PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

                                                   December 31, 2002         December 31, 2003
                                                -----------------------    ---------------------
Cash and cash equivalents...................     $             5,792       $             25,014
Marketable securities.......................                  63,359                    106,360
Other current assets........................                     971                      3,863
Net fixed assets and other assets...........                   6,467                     14,243
                                               -----------------------    ----------------------
  Total assets..............................                  76,589       $            149,480
                                               =======================    ======================

Current liabilities.........................    $              8,152       $             20,098
Long-term liabilities.......................                 146,473                    186,971
Deferred revenue, less current portion .....                       -                     65,417
Stockholders' equity  ......................                 (78,036)                  (123,006)
                                               -----------------------    ----------------------
  Total liabilities and stockholders'
  equity ...................................   $              76,589       $            149,480
                                               ----------------------     ----------------------